--------------------------------------------------------------------------------
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                           INTERNATIONAL LOGISTICS LIMITED


                                      as Issuer


                                         and



                             THE GUARANTORS NAMED HEREIN


                                         and



                           FIRST TRUST NATIONAL ASSOCIATION


                                      as Trustee


                              --------------------------


                                      INDENTURE



                             Dated as of October 29, 1997


                             --------------------------
                             9 3/4% Senior Notes Due 2007




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--------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE


  TIA                                                           Indenture
Section                                                          Section
-------                                                         ---------


310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . .      7.10
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
  (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.8; 7.10
  (c)    . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
311(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
312(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      2.5
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      2.5; 10.3
  (c)    . . . . . . . . . . . . . . . . . . . . . . . . .      10.3
313(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      10.3
  (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . .      7.6
  (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (c)    . . . . . . . . . . . . . . . . . . . . . . . . .      10.2
  (d)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.6
314(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      4.2; 4.10; 10.2
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .      10.4
  (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      10.4
  (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (d)    . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (e)    . . . . . . . . . . . . . . . . . . . . . . . . .      10.5
  (f)    . . . . . . . . . . . . . . . . . . . . . . . . .      4.10
315(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.5; 10.2
  (c)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
  (d)    . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
  (e)    . . . . . . . . . . . . . . . . . . . . . . . . .      6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . .      10.6
  (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . .      6.5
  (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . .      6.4
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      6.7
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . .      6.9
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      6.9
  (b)    . . . . . . . . . . . . . . . . . . . . . . . . .      2.4
318(a)   . . . . . . . . . . . . . . . . . . . . . . . . .      10.1

                                  TABLE OF CONTENTS


                                                                         Page
                                                                         ----
                                      ARTICLE 1



                      DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.  Other Definitions . . . . . . . . . . . . . . . . . . . . .  22
SECTION 1.3.  Incorporation By Reference Of Trust Indenture Act . . . . .  22
SECTION 1.4.  Rules Of Construction . . . . . . . . . . . . . . . . . . .  23


                                      ARTICLE 2

                                    THE SECURITIES


SECTION 2.1.  Form And Dating . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.2.  Execution And Authentication  . . . . . . . . . . . . . . .  24
SECTION 2.3.  Registrar and Paying Agent  . . . . . . . . . . . . . . . .  25
SECTION 2.4.  Paying Agent to Hold Money in Trust . . . . . . . . . . . .  25
SECTION 2.5.  Securityholder Lists  . . . . . . . . . . . . . . . . . . .  25
SECTION 2.6.  Replacement Securities  . . . . . . . . . . . . . . . . . .  26
SECTION 2.7.  Outstanding Securities  . . . . . . . . . . . . . . . . . .  26
SECTION 2.8.  Temporary Securities  . . . . . . . . . . . . . . . . . . .  27
SECTION 2.9.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.10. Defaulted Interest  . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.11. CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . .  27


                                      ARTICLE 3

                                      REDEMPTION


SECTION 3.1.  Notices To Trustee  . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.2.  Selection of Securities to be Redeemed  . . . . . . . . . .  28
SECTION 3.3.  Notice of Redemption  . . . . . . . . . . . . . . . . . . .  29
SECTION 3.4.  Effect of Notice of Redemption  . . . . . . . . . . . . . .  29
SECTION 3.5.  Deposit Of Redemption Price . . . . . . . . . . . . . . . .  30
SECTION 3.6.  Securities Redeemed In Part . . . . . . . . . . . . . . . .  30


                                      ARTICLE 4

                                      COVENANTS


SECTION 4.1.  Payment of Securities . . . . . . . . . . . . . . . . . . .  30
SECTION 4.2.  SEC Reports . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.3.  Limitation on Indebtedness  . . . . . . . . . . . . . . . .  31

SECTION 4.4.  Limitation on Restricted Payments  . . . . . . . . . . . . . 33
SECTION 4.5.  Limitation on Restrictions on Distributions from Restricted
                 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 4.6.  Limitation on Sales of Assets and
                 Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . 37
SECTION 4.7.  Limitation on Affiliate Transactions  . . . . . . . . . . .  41
SECTION 4.8.  Change of Control . . . . . . . . . . . . . . . . . . . . .  42
SECTION 4.9.  Compliance Certificate  . . . . . . . . . . . . . . . . . .  44
SECTION 4.10. Further Instruments and Acts  . . . . . . . . . . . . . . .  44
SECTION 4.11. Limitation on Liens . . . . . . . . . . . . . . . . . . . .  44
SECTION 4.12. Limitation on Sale/Leaseback Transactions . . . . . . . . .  46
SECTION 4.13. Limitation on Sale or Issuance of Capital
                 Stock of Restricted Subsidiaries . . . . . . . . . . . .  46
SECTION 4.14. Payment of Taxes and Other Claims . . . . . . . . . . . . .  47
SECTION 4.15. Maintenance of Office or Agency . . . . . . . . . . . . . .  47
SECTION 4.16. Corporate Existence . . . . . . . . . . . . . . . . . . . .  48
SECTION 4.17. Future Subsidiary Guarantors. . . . . . . . . . . . . . . .  47


                                      ARTICLE 5

                                  SUCCESSOR COMPANY


SECTION 5.1.  Merger, Consolidation and Sale of Assets . . . . . . . . . . 48


                                      ARTICLE 6

                                DEFAULTS AND REMEDIES


SECTION 6.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . 50
SECTION 6.2.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 6.3.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.4.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . 53
SECTION 6.5.  Control by Majority. . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.6.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . 54
SECTION 6.7.  Rights Of Holders to Receive Payment . . . . . . . . . . . . 54
SECTION 6.8.  Collection Suit by Trustee . . . . . . . . . . . . . . . . . 55
SECTION 6.9.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . 55
SECTION 6.10. Priorities . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.11. Undertaking for Costs. . . . . . . . . . . . . . . . . . . . 56
SECTION 6.12. Waiver of Stay or Extension Laws . . . . . . . . . . . . . . 56


                                      ARTICLE 7

                                       TRUSTEE


SECTION 7.1.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . 56
SECTION 7.2.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . 58
SECTION 7.3.  Individual Rights of Trustee . . . . . . . . . . . . . . . . 59

SECTION 7.4.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . 59
SECTION 7.5.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . 59
SECTION 7.6.  Reports by Trustee to Holders. . . . . . . . . . . . . . . . 59
SECTION 7.7.  Compensation and Indemnity . . . . . . . . . . . . . . . . . 59
SECTION 7.8.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . 61
SECTION 7.9.  Successor Trustee by Merger. . . . . . . . . . . . . . . . . 62
SECTION 7.10. Eligibility; Disqualification. . . . . . . . . . . . . . . . 62
SECTION 7.11. Preferential Collection of Claims Against Company. . . . . . 62


                                      ARTICLE 8

                          DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.1.  Discharge of Liability on Securities; Defeasance . . . . . . 63
SECTION 8.2.  Conditions to Defeasance . . . . . . . . . . . . . . . . . . 64
SECTION 8.3.  Application of Trust Money . . . . . . . . . . . . . . . . . 66
SECTION 8.4.  Repayment to Company . . . . . . . . . . . . . . . . . . . . 66
SECTION 8.5.  Indemnity for Government Obligations . . . . . . . . . . . . 66
SECTION 8.6.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . 66


                                      ARTICLE 9

                                      AMENDMENTS


SECTION 9.1.  Without Consent of Holders . . . . . . . . . . . . . . . . . 67
SECTION 9.2.  With Consent of Holders. . . . . . . . . . . . . . . . . . . 68
SECTION 9.3.  Compliance with Trust Indenture Act. . . . . . . . . . . . . 69
SECTION 9.4.  Revocation and Effect of Consents and
                 Waivers . . . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 9.5.  Notation on or Exchange of Securities. . . . . . . . . . . . 69
SECTION 9.6.  Trustee To Sign Amendments . . . . . . . . . . . . . . . . . 69


                                      ARTICLE 10

                                SUBSIDIARY GUARANTIES


SECTION 10.1. Guaranties  . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 10.2. Limitation on Liability . . . . . . . . . . . . . . . . . .  72
SECTION 10.3. Successors and Assigns  . . . . . . . . . . . . . . . . . .  72
SECTION 10.4. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 10.5. Modification  . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 10.6. Release of Subsidiary Guarantor . . . . . . . . . . . . . .  73

                                      ARTICLE 11

                                    MISCELLANEOUS


SECTION 11.1.  Trust Indenture Act Controls . . . . . . . . . . . . . . .  73
SECTION 11.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.3.  Communication by Holders with Other Holders. . . . . . . .  75
SECTION 11.4.  Certificate and Opinion as to Conditions
                  Precedent . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.5.  Statements Required in Certificate or
                  Opinion . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.6.  When Securities Disregarded. . . . . . . . . . . . . . . .  76
SECTION 11.7.  Rules by Trustee, Paying Agent and
                  Registrar . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.8.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.9.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.10. No Recourse Against Others . . . . . . . . . . . . . . . .  76
SECTION 11.11. Successors . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.12. Multiple Originals . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.13. Table of Contents; Headings. . . . . . . . . . . . . . . .  77
SECTION 11.14. Severability Clause. . . . . . . . . . . . . . . . . . . .  77



SIGNATURES      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Appendix 1   -  Rule 144A/Regulation S Appendix
Exhibit A   -   Form of Initial Security
Exhibit B   -   Form of Exchange Security


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE dated as of October 29, 1997, among INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation (the "Company"), the GUARANTORS listed on the signature pages hereto and FIRST TRUST NATIONAL ASSOCIATION, a National banking corporation, as trustee (the "Trustee").


         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 3/4% Senior Notes Due 2007 (the "Securities"):

                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1.  DEFINITIONS.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that, any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets (other than Capital Stock of an Unrestricted Subsidiary) of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock of an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary and (y) for purposes of Section 4.6 only, a disposition that constitutes a Restricted Payment permitted by Section 4.4 or a disposition specifically excepted from the definition of Restricted Payment) PROVIDED, HOWEVER, that Asset Disposition shall not include (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration less than or equal to $1.0 million, (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.1 and Section 4.6 or (c) the disposition of assets of the Company or any Restricted Subsidiary for aggregate non-cash consideration not in excess of $20.0 million so long as the pro forma Consolidated Coverage Ratio after giving effect to any such disposition is at least 2.5 to 1.0. The foregoing shall not apply to any Lien granted on the Capital Stock of a Restricted Subsidiary.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Credit Agreement" means the credit agreement, dated as of the Issue Date, among the Company, ING (U.S.) Capital Corporation, as agent, and the other financial institutions party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of the Indenture), substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of any of the following events with respect to the Company:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company; PROVIDED, HOWEVER, that for purposes of this clause (i), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation;

         (ii) during any period of two consecutive years commencing after the Company's initial Public Equity Offering, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less than 45 days after the end of such fiscal quarter, ending as of the date the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness (other than Indebtedness Incurred for working capital purposes under a Bank Credit Agreement) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the

Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period or (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) dividends paid or payable in
respect of any Disqualified Stock of the Company, (viii) cash dividends paid or payable by the Company and all dividends paid or payable by Restricted Subsidiaries, in each case in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (ix) interest incurred in connection with Investments in discontinued operations and (x) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) with respect to the calculation of EBITDA only, the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, prohibiting the payment of dividends, the repayment of intercompany debt and the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the aggregate amount invested by the Company or any Restricted Subsidiary in such Person during such period; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the most recent fiscal quarter of the Company for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (other than as a result of a Change of Control) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 4.6 and Section 4.8.

         "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company, (b) depreciation expense, (c) amortization expense, and (d) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (d) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Security" shall have the meaning set forth in Appendix 1.

         "Foreign Credit Agreement" means any revolving credit agreement, invoice discounting, overdraft or guarantee facility or other similar arrangement providing for the Incurrence of Indebtedness by any Foreign Subsidiary, and the agreements governing such Indebtedness which may, in whole or in part, be amended, renewed, extended, substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacement, supplements or other modifications of the foregoing).

         "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside of the United States of America and jurisdictions outside the United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; PROVIDED, HOWEVER, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal in a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Subsidiary Guaranty (but only to the extent of the amount actually guaranteed);
(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of clarification, (i) Indebtedness shall not include undrawn commitments under the Bank Credit Agreement or the Foreign Credit Agreement or any obligation to purchase Capital Stock of LIW pursuant to option agreements, purchase agreements or otherwise or the Company's Capital Stock pursuant to employment agreements and otherwise and
(ii) any Guarantee of Indebtedness shall not be deemed to be an Incurrence of Indebtedness to the extent that the Indebtedness so Guaranteed is Incurred by the Company or any Restricted Subsidiary as permitted pursuant to the terms of this Indenture.

         "Indenture" means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of Subsidiary Guaranty or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; PROVIDED, FURTHER, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date of original issuance of the Securities.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. In addition, for purposes of the calculations described in
Section 4.4, Net Cash Proceeds shall also mean any cash amounts paid to the Company by members of management of the Company or its Subsidiaries in respect of all promissory notes outstanding on the Issue Date and any amounts reflected on the records of the Company as additional paid in capital or equity contributions made in respect of employment-related stock price guarantees entered into prior to the Issue Date.

         "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Vice President -- Finance (or any such other officer that performs similar duties), or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President (or any such other officer that performs similar duties).

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the

Trustee.

         "Permitted Holders" means (i) William E. Simon & Sons, L.L.C. and its Affiliates, (ii) Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts, or other entities managed by Oaktree and
(ii) Roger E. Payton. For purposes of clarification, The TCW Group, Inc., Logistical Simon, L.L.C., OCM Principal Opportunities Fund, L.P., TCW Special Credits Fund V--The Principal Fund and their respective Affiliates are Permitted Holders.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, including without limitation, loans or advances made to employees in respect of stock purchase or other employee benefit plans; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for a disposition of Assets as permitted under Section 4.6 and as described in clause (c) of the definition of Asset Disposition.

         "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired; (d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (e) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;
(f) survey exceptions, encumbrances, easements or reservations of, or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (g) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; and (h) leases and subleases of real property which do not interfere with the ordinary conduct of the business of such Person, and which are made on customary and usual terms applicable to similar properties.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes

(however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED, FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Related Business" means any business related, ancillary or complementary to the businesses of the Company on the Issue Date.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying of a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

         "Securities" has the meaning set forth in the second paragraph of this Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the

Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

         "Subsidiary" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity (x) of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person, or (y) that is consolidated for purposes of the Company's consolidated financial statements.

         "Subsidiary Guarantor" means each Restricted Subsidiary designated as such on the signature pages of the Indenture and any other Restricted Subsidiary that has issued a Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

         "S&P" means Standard and Poor's Ratings Service.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $10.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 1 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could Incur $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

         SECTION 1.2.  OTHER DEFINITIONS.



         Term                                              Defined In Section
         ----                                              ------------------

"Affiliate Transaction"                                    4.7
"Bankruptcy Law"                                           6.1
"covenant defeasance option"                               8.1(b)
"Custodian"                                                6.1
"Event of Default"                                         6.1
"Global Securities"                                        2.1(b)
"legal defeasance option"                                  8.1(b)
"Legal Holiday"                                            10.8
"Notice of Default"                                        6.1
"Offer"                                                    4.6(b)
"Offer Amount"                                             4.6(d)
"Offer Period"                                             4.6(d)
"Participants"                                             2.6
"Paying Agent"                                             2.3
"Purchase Date"                                            4.6(c)
"Receipt Date"                                             4.6(a)
"Registrar"                                                2.3
"Securities Register"                                      2.3
"Successor Company"                                        5.1


         SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4)  "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

         (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

         (8) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                      ARTICLE 2

                                    THE SECURITIES

         SECTION 2.1. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix 1, the Rule 144A/ Regulation S Appendix, attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in and expressly made a part of this Indenture.
The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture.
The Securities may have notations, legends or endorsements requirement by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement in a form acceptable to the Company). Each Security shall be dated the date of its authentication The terms of the Securities set forth in the Appendix, Exhibit A and Exhibit B are part of the terms of this Indenture.

         SECTION 2.2. EXECUTION AND AUTHENTICATION. Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $110,000,000, upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.6. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities, upon the consent of the Company to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this

Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar, acting on behalf of and as agent for the Company, shall keep a register (the "Securities Register") of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents.

         The term "Paying Agent" includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders; PROVIDED that as long as the Trustee is the Registrar, no such list need be furnished.

         SECTION 2.6. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Trustee or Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security issued pursuant to the terms of this
Section is an obligation of the Company under this Indenture.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.7. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 11.6, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the security.

         If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Securities (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

         SECTION 2.8. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary securities.

         SECTION 2.9. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such cancelled Securities and provide a destruction certificate to the Company in respect of such cancelled Securities. The Trustee shall from time to time provide the Company a list of all Securities that have been canceled as requested by the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.10. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.11. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                      ARTICLE 3

                                      REDEMPTION

         SECTION 3.1. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Company shall give each notice to the Trustee provided for in this Section not less than 30 not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the provisions herein.

         SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. In the event the Company is required to make an offer to repurchase Securities pursuant to Sections 4.6 or 4.8 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event will exceed $1,000.

         SECTION 3.3. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to the registered address appearing in the Security Register of each Holder of Securities to be redeemed. The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

         (1)  the redemption date;

         (2)  the redemption price;

         (3)  the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

         (8) the CUSIP number, if any, printed on the Securities being redeemed; and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.6. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                      ARTICLE 4

                                      COVENANTS


         SECTION 4.1. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.2. SEC REPORTS. The Company shall file with the SEC and provide to the Trustee and Securityholders, as their names appear in the Security Register, within 15 days after it files them with the SEC, copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA Section 314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.3. LIMITATION ON INDEBTEDNESS. (a) (i) The Company shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.0 and (ii) none of the Restricted Subsidiaries of the Company shall Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.50 to 1.0.

         (b) Notwithstanding Section 4.3(a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

         (i) Indebtedness (including reimbursement obligations in respect of letters of credit outstanding under the Bank Credit Agreement that are Indebtedness) Incurred pursuant to any Bank Credit Agreement or any other credit or loan agreement in an aggregate principal amount which, when taken together (without duplication) with the principal amount of all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, does not exceed $100.0 million;

         (ii) Indebtedness of the Company or any Restrict Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary;

         (iii) the Securities, the Subsidiary Guaranties or any Indebtedness (including the Exchange Securities) the proceeds of which are used to Refinance the Securities in full;

         (iv) Indebtedness (including reimbursement obligations in respect of letters of credit or guarantees outstanding under Foreign Credit Agreements that are Indebtedness) Incurred pursuant to any Foreign Credit Agreement; PROVIDED, that the aggregate principal amount of all such Indebtedness outstanding at any time under all such Foreign Credit Agreements shall not exceed $30.0 million;

         (v) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii), (iii) or (iv) of this Section 4.3(b));

         (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) of this Section 4.3 or pursuant to clause (iii) or (v) of this Section 4.3 or this Section 4.3(b)(vi);

         (vii) Indebtedness in respect of customs duties guarantees, equipment leases, performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

         (viii) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary hereunder;

         (ix) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted hereunder;

         (x) Indebtedness incurred by the Company or any Restricted Subsidiary, constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, self-insurance or similar matters, or other Indebtedness with respect to reimbursement obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence; and

         (xi) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (x) above or Section 4.3(a)), does not exceed $15.0 million at any one time outstanding.

         (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing
Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         SECTION 4.4. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes, and after giving effect to, the proposed Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company or such Restricted Subsidiary, as applicable, is not able to Incur an additional $1.00 of Indebtedness under Section 4.3(a); or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

         (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

         (B) the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company);

         (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or a Restricted Subsidiary for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange), whether pursuant to the terms of such Indebtedness or pursuant to an agreement with a creditor to engage in an equity for debt exchange; and

         (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to interests in Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

         (b)  The provisions of Section 4.4(a) shall not prohibit:

         (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (A) Disqualified Stock or (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; PROVIDED, HOWEVER, that (x) such purchase, capital contribution or redemption shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock or capital contribution shall be excluded from Section 4.4(a)(iii)(B);

         (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.3; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.4(a); PROVIDED, HOWEVER, that such dividend will be included in the calculation of the amount of Restricted Payments;

         (iv) the repurchase of Capital Stock of the Company from directors, officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement; provided that the aggregate amount of all such repurchases shall not exceed $3.0 million in any fiscal year, and $10.0 million in total;

         (v) up to an aggregate of $10.0 million of Restricted Payments by the Company, so long as after giving effect to any such Restricted Payment on a pro forma basis the Company could incur an additional $1.00 of Indebtedness under Section 4.3(a)(i); and

         (vi) Investments in Unrestricted Subsidiaries or joint ventures in an amount not to exceed $10.0 million at any time outstanding.

         SECTION 4.5. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

         (i) any encumbrance or restriction pursuant to any Bank Credit Agreement, any Foreign Credit Agreement or any other agreement in effect at or entered into on the Issue Date;

         (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

         (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.5 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
    (ii) of this Section 4.5 or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to any such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

         (iv) any such encumbrance or restriction (A) consisting of customary non-assignment provisions in leases to the extent such provisions restrict the subletting, assignment or transfer of the lease or the property leased thereunder or in purchase money financing or (B) by virtue of any Indebtedness, transfer, option or right with respect to, or any Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

         (v) in the case of Section 4.5(c), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

         (vi) encumbrances or restrictions imposed by operation of any applicable law, rule, regulation or order;

         (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

         (viii) any restriction imposed during an event of default under an agreement governing Indebtedness of any Foreign Subsidiary so long as such Indebtedness is permitted by Section 4.3.

         SECTION 4.6.   LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the

Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to either
(i) prepay, repay, redeem or purchase (and permanently reduce the commitments under) Indebtedness under any Bank Credit Agreement or any Foreign Credit Agreement or that is otherwise secured by its assets subject to such Asset Disposition within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the "Receipt Date") or (ii) to the extent the Company elects, to acquire Additional Assets, PROVIDED, HOWEVER, that the Company shall be required to commit such Net Available Cash to the acquisition of Additional Assets within one year from the later of the date of such Asset Disposition or the Receipt Date and shall be required to consummate the acquisition of such Additional Assets within 18 months from the Receipt Date; (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer pursuant to paragraph (b) below to the Holders to purchase Securities pursuant to and subject to the conditions contained in this Indenture; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to any other application or use not prohibited by this Indenture. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply the Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5.0 million (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $5.0 million, shall be applied pursuant to this paragraph). Pending application of Net Available Cash pursuant to this Section 4.6, such Net Available Cash shall be invested in Permitted Investments.

         For the purposes of this Section 4.6, the following are deemed to be cash or cash equivalents: (x) the express assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of closing the transaction.

         (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(ii)(B), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.6(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with Section 4.6(a)(ii)(C) above. The Company shall not be required to make an Offer to purchase Securities pursuant to this
Section 4.6 if the Net Available Cash available therefor after application of the proceeds as provided in Sections 4.6(a)(ii)(A) and 4.6(a)(ii)(B) is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to any subsequent Asset Disposition).

         (c) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Security Register, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Offer, shall include such disclosures as are required by law and shall specify
(i) that the Offer is being made pursuant to this Section 4.6; (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"); (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Purchase Date; (v) that Securityholders electing to have Securities purchased pursuant to an Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice at least three business days prior to the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent; (vi) that Securityholders will be entitled to withdraw their election if the Paying Agent receives, not later than one business day prior to the Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Securities the

Securityholder delivered for purchase, the Security certificate number (if any) and a statement that such Security holder is withdrawing its election to have such Securities purchased; (vii) that if Securities in a principal amount in excess of the aggregate principal amount which the Company has offered to purchase are tendered pursuant to the Offer, the Company shall purchase Securities on a PRO RATA basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);
(viii) that Securityholders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and (ix) the instructions that Security holders must follow in order to tender their Securities.

         (d) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Securities properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

         (e) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Security (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (f) A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.
         SECTION 4.7. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no material personal financial stake in such Affiliate Transaction, and (3) if such Affiliate Transaction involves an amount in excess of $7.5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company or its Restricted Subsidiary, as the case may be.

         (b) The foregoing provisions of Section 4.7(a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be made pursuant to
Section 4.4, or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, collective bargaining arrangements, employee benefit plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements, retirement or savings plans, stock options and stock ownership plans or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business and approved by the Board of Directors of the Company or any Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary (iv) loans or advances to officers, directors or employees heretofore or hereafter entered into in the ordinary course of business or pursuant to compensation plans or employment agreements approved by the board of directors of the Company or any Restricted Subsidiary, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the purchase of or the payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business, (viii) management agreements between the Company or any of its Restricted Subsidiaries and one or more Permitted Holders, or any of their respective Affiliates providing for management fees not to exceed $350,000 per year to WESS or any of its Affiliates and $350,000 per year to Oaktree or any of its Affiliates; (ix) transaction fees to WESS, Oaktree, or any of their respective Affiliates for services provided in connection with the acquisition of a majority of the outstanding ordinary shares of LEP International Worldwide Limited, the Bank Credit Agreement and the Offering in an amount not to exceed $2.5 million in the aggregate and (x) the performance of the agreement between WESS, W.E. Myers & Co. and William E. Myers, Jr. as in effect on the Issue Date.

         SECTION 4.8. CHANGE OF CONTROL. (a) Upon a the occurrence of Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's

Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.8(b).

         (b) Within 30 days following any Change of Control, unless notice of redemption of the Securities has been given pursuant to paragraph 5 of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

         (2) the circumstances and relevant facts regarding such Change of Control;

         (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Security purchased.

         (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the

Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         (f) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities or otherwise comply with this Section if the Company has irrevocably elected to redeem all the Securities in accordance with Article Three; PROVIDED that the Company does not default in its redemption obligations pursuant to such election.

         SECTION 4.9. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during the previous year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.11. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Securities and the Subsidiary Guaranties equally and ratably with such obligation for so long as such obligation is so secured; PROVIDED, that, if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Securities and the Subsidiary Guaranties with the same or lesser relative priority as such Subordinated Obligation shall have been with respect to the Securities and the Subsidiary Guaranties. The preceding restriction shall not require the Company or any Restricted Subsidiary to secure the Securities or the Subsidiary Guaranties if the Lien consists of the following:

         (a) Liens on accounts receivable of the Company and its Restricted Subsidiaries to secure Indebtedness permitted to be incurred pursuant to paragraph (a) or clause (vii) or (x) of paragraph (b) of Section 4.3;

         (b) Liens created by the Indenture, Liens under any Bank Credit Agreement, Liens under any Foreign Credit Agreement and Liens existing as of the Issue Date;

         (c)  Permitted Liens;

         (d) Liens to secure Indebtedness issued by the Company or a Restricted Subsidiary for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; PROVIDED, HOWEVER, that
    (a) the aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) of Indebtedness so issued shall not exceed the lesser of the cost or fair market value, as determined in good faith by the Board of Directors of the Company, of the assets or property so acquired or constructed, (b) the Indebtedness secured by such Liens shall have been permitted to be Incurred under Section 4.3 and (c) such Liens shall not encumber any other assets or property of the Company or any of its Restricted Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

         (e) Liens on the assets or property of a Restricted Subsidiary existing at the time such Restricted Subsidiary becomes a Restricted Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens do not extend to or cover any other property or assets of the Company or any of its other Restricted Subsidiaries;

         (f) Liens securing Capital Lease Obligations Incurred in accordance with Section 4.3;

         (g) Liens with respect to Sale/Leaseback Transactions or other Indebtedness permitted by Section 4.3(b)(xi);

         (h) Liens securing Indebtedness issued to Refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; or

         (i) Liens on assets of the Company or any of its Restricted Subsidiaries, securing Indebtedness in an aggregate principal amount not to exceed $10.0 million.

         SECTION 4.12. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be (A) in compliance with Section 4.3 immediately after giving effect to such Sale/Leaseback Transaction and (B) entitled to create a Lien on such property securing the Attributable Debt with respect to such Sale/Leaseback Transaction without securing the Securities pursuant to Section 4.11, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property and (iii) the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.6.

         SECTION 4.13. LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock to any Person (other than to the Company or a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Capital Stock of a Restricted Subsidiary, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary; PROVIDED, HOWEVER, that this provision shall not prohibit (x) the Company or any Restricted Subsidiary from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or
(y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture. The foregoing shall not apply to any Lien granted on the Capital Stock of a Restricted Subsidiary.

         SECTION 4.14. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Restricted Subsidiaries' income, profits or property; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

         SECTION 4.15. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office in New York City as set forth in Section 11.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee's office in New York City as set forth in Section 11.2 as an agency of the Company in accordance with Section 2.3.

         SECTION 4.16. CORPORATE EXISTENCE. Subject to Article 5 and Section 4.6, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

         SECTION 4.17. FUTURE SUBSIDIARY GUARANTORS. The Company shall (a) cause each Restricted Subsidiary that is organized and existing under the laws of any State of the United States or the District of Columbia and that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the execution and delivery of such supplemental indenture, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

                                      ARTICLE 5

                                  SUCCESSOR COMPANY


         SECTION 5.1. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company shall not, and shall not cause or permit any Subsidiary Guarantor to, and no Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guaranty is to be released in accordance with the terms of the Subsidiary Guaranty and the Indebtedness in connection with Section 4.6) shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, its assets substantially as an entirety to, any Person (other than, in the case of a Subsidiary Guarantor, to the Company or any other Subsidiary Guarantor), unless:

         (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or, in the case of a Subsidiary Guarantor, the Company or a Subsidiary Guarantor) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture or of a Subsidiary Guarantor under the applicable Subsidiary Guaranty, as applicable;

         (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of such Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Successor Company will be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a)(i) in the case of the Company or Section 4.3(a)(ii) in the case of a Subsidiary Guarantor;

         (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company or such Subsidiary Guarantor, as applicable, prior to such transaction minus any costs incurred in connection with such transaction; and

         (v) the Company or such Subsidiary Guarantor, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         Opinions of Counsel required to be delivered under this Section or elsewhere in this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

         The Successor Company shall be the successor to the Company or the Subsidiary Guarantor, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, as applicable, under this Indenture, but the predecessor company, only in the case of a conveyance, transfer or lease, will not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the foregoing, (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.


                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

         SECTION 6.1.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

         (i) the Company defaults in the payment of interest on the Securities when due, and such default continues for a period of 30 days;

         (ii) the Company defaults in the payment of the principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

         (iii)  the Company fails to comply with Section 5.1;

         (iv) the Company fails to comply for 30 days after the notice specified below with Section 4.3, 4.4, 4.6, 4.8 or 4.13 (other than a failure to purchase Securities when required under Section 4.8);

         (v) the Company fails to comply for 60 days after the Company receives the notice specified below with any of its other agreements in this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above);

         (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

         (vii) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                (A)     commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (D) makes a general assignment for the benefit of its creditors;

    or takes any comparable action under any foreign laws having a similar effect or purpose as the Bankruptcy Laws;

         (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

                (B)     appoints a Custodian of the Company or any

         Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary; or

                (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

    (or any similar relief is granted under any foreign laws having a similar effect or purpose as the Bankruptcy Laws) and the order or decree remains unstayed and in effect for 60 days; or

         (ix) the rendering of any judgment or decree for the payment of money in excess of $10.0 million, or its foreign equivalent at the time, is entered against the Company or any Significant Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (iv) or (v) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (vi) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix) of this Section 6.1, its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(vii) or (viii) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(vii) or (viii) relating to the Company occurs and is continuing, the principal of and interest on all the Securities will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the outstanding Securities may by notice to the Trustee rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

         SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive any past or existing Default and its consequences or compliance with any provisions of this Indenture except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Securityholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.6. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

         SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

         FIRST:  to the Trustee for amounts due under Section 7.7;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         THIRD: to the Company.

         The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE 7

                                       TRUSTEE


         SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its the rights and powers vested in it by this Indenture and use the same degree of care of a prudent Person in the conduct of such Person's own affairs.

         (b)  Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1) this paragraph does not limit the effect of paragraph (b) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and

(c) of this Section and to the provisions of the TIA.

         (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.2. RIGHTS OF TRUSTEE. Subject to Section 7.1, (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default of Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.5. NOTICE OF DEFAULTS. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within of 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of Securityholders.

         SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May

15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Prior to delivery to the Holders, the Trustee shall deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; PROVIDED that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at its own expense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The




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Company need not pay for any settlement made without its written consent.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time upon 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding-may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1)    the Trustee fails to comply with Section 7.10;

         (2)    the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)    the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall




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promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, PROVIDED that such corporation shall be eligible under this Article Seven and TIA Section 3.10(a).

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply




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with TIA Section  310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                      ARTICLE 8

                          DISCHARGE OF INDENTURE; DEFEASANCE


         SECTION 8.1. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. This Indenture will cease to be of further effect as to all outstanding Securities when: (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee United States dollars or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on the Securities not heretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

         (b) Subject to Sections 8.1(c) and 8.2, the Company at its option at any time may terminate (i) all of its




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obligations under the Securities and this Indenture ("legal defeasance option")
or (ii) its obligations under Article 4 (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities) and the operation of Sections 6.1(vi), 6.1(vii) (but only with respect to a Significant Subsidiary), 6.1(viii) (but only with respect to a Significant Subsidiary), 6.1(ix) and 5.1(iii) and 5.1(iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(iv), 6.1(vi) and 6.1(vii) (but only with respect to a Significant Subsidiary), or 6.1(viii) (but only with respect to a Significant Subsidiary) or 6.1(ix) or because of the failure of the Company to comply with 5.1(iii) or 5.1(iv).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

         SECTION 8.2. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.6) to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of



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

independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

         (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(vii) or (viii) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not constitute a default under any other material agreement binding on the Company;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and




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

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
    Article 8 have been complied with.

         Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.3. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Company acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 8.4. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall notify the Company of any excess money or Securities held by them at any time and shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.5. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; PROVIDED that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.




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

         SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.


                                      ARTICLE 9

                                      AMENDMENTS


         SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

         (1)    to cure any ambiguity, omission, defect or inconsistency;

         (2)    to comply with Article 5;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
    Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

         (4) to add guarantees with respect to the Securities, including the Subsidiary Guaranties;




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

         (5)    to secure the Securities;

         (6) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors;

         (7) to make any change that does not adversely affect the rights of any Securityholder; or

         (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

         SECTION 9.2. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder of an outstanding Security affected thereby, an amendment may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the principal of or extend the Stated Maturity of any Security;

         (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
    Article 3;

         (5) make any Security payable in money other than that stated in the Security;

         (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or




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with respect to such Holder's Securities;

         (7) make any change in Section 6.4 or 6.7 or the second sentence of this Section; or

         (8)    affect the ranking of the Securities in any material respect.

         The consent of the Holders under this Section is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. However, the failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee. After an amendment or waiver becomes effective, it shall bind every Securityholder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.



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         SECTION 9.5.  NOTATION ON OR EXCHANGE OF SECURITIES.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of Article 9 of this Indenture.


                                      ARTICLE 10

                                SUBSIDIARY GUARANTIES


         SECTION 10.1. GUARANTIES. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the



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Securities or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Except as expressly set forth in Sections 8.1(b), 10.2 and 10.6, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver of modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the



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Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of any Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 10.2. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Guarantee, as they relate to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 10.3.  SUCCESSORS AND ASSIGNS.  This



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Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 10.4. NO WAIVER Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

         SECTION 10.5. MODIFICATION. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further circumstances.

         SECTION 10.6. RELEASE OF SUBSIDIARY GUARANTOR. Upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such a Subsidiary Guarantor, the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                      ARTICLE 11

                                    MISCELLANEOUS

         SECTION 11.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

         SECTION 11.2. NOTICES. Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to the Company, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

         IF TO THE COMPANY:

         International Logistics Limited
         330 S. Mannheim Road
         Hillside, Illinois  60162
         Attention:  Chief Financial Officer

         With copies to:

         Millbank, Tweed, Hadley & McCloy
         601 S. Figueroa Street
         30th Floor
         Los Angeles, California  90017
         Attention:  Eric H. Schunk, Esq.

         IF TO THE TRUSTEE:

         First Trust National Association
         180 East Fifth Street
         St. Paul, Minnesota 55101
         Attention:  Corporate Trust Trustee Administration

         AND IF TO THE TRUSTEE'S OFFICE IN NEW YORK CITY:

         First Trust New York
         100 Wall Street
         20th Floor
         New York, New York 10005
         Attention:  Corporate Trust Trustee Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed or sent by overnight courier or facsimile to a Securityholder shall be sent to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

         Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate (which in connection with the original issuance of the Securities need only be executed by one Officer for the Company) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; PROVIDED, that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

         SECTION 11.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Trustee shall provide the Company reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.8.  LEGAL HOLIDAYS.  A "Legal Holiday" is
a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.9. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

         SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind the Company's successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 11.14.  SEVERABILITY CLAUSE.  In case any
provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                       INTERNATIONAL LOGISTICS LIMITED

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: President and Chief
                                              Executive Officer


                                  THE GUARANTORS:

                                       THE BEKINS COMPANY

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: President and Chief
                                              Executive Officer


                                  LEP PROFIT INTERNATIONAL, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Chairman of the Board


                                  ILLCAN, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Chairman of the Board


                                  ILLSCOT, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton

                                       Title: Chairman of the Board


                                  MATRIX INTERNATIONAL LOGISTICS, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Chairman of the Board


                                  LIW HOLDINGS CORP.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Chairman of the Board


                                  BEKINS VAN LINES CO.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                  LEP FAIRS, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                  AIR FREIGHT CONSOLIDATORS
                                      INTERNATIONAL, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President

                                  BAY AREA MATRIX, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                  L.A. MATRIX, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                  SOUTHWEST MATRIX, INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                  MATRIX CT., INC.

                                       By:    /s/ ROGER E. PAYTON
                                              ---------------------------------
                                       Name:  Roger E. Payton
                                       Title: Vice President


                                       THE TRUSTEE:

                                  FIRST TRUST NATIONAL ASSOCIATION

                                       By:    /s/ RICK PROKOSCH
                                              ---------------------------------
                                       Name:  Rick Prokosch
                                       Title:

                                                                      APPEXDIX 1


                           RULE 144A/REGULATION S APPENDIX
             FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                              RELIANCE ON REGULATION S.


                      PROVISIONS RELATING TO INITIAL SECURITIES,
                             PRIVATE EXCHANGE SECURITIES
                               AND EXCHANGE SECURITIES


1.  DEFINITIONS.

    1.1  DEFINITIONS.

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Exchange Securities" means the 9 3/4% Senior Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

         "Initial Purchasers" means Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated, Smith Barney Inc. and ING Barings (U.S.) Securities, Inc.

         "Initial Securities" means the 9 3/4% Senior Notes Due 2007, issued under this Indenture on or about the date hereof.

         "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

         "Private Exchange Securities" means the 9 3/4% Senior Notes Due 2007 to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange,

         "Purchase Agreement" means the Purchase Agreement dated October 24, 1997, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

         "Registration Rights Agreement" means the Registration Rights Agreement dated October 29, 1997 among the Company, the Subsidiary Guarantors and the Initial Purchasers.

         "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

         "Securities Act" means the Securities Act of 1933.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

         "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

         "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

    1.2  OTHER DEFINITIONS.

         Term                      Defined in Section:
         ----                      ------------------
"Agent Members . . . . . . . . . .        2.1(b)
"Global Security". . . . . . . . .        2.1(a)
"Regulation S" . . . . . . . . . .        2.1(a)
"Rule 144A". . . . . . . . . . . .        2.1(a)

2.  THE SECURITIES.

    2.1  FORM AND DATING.

         The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

         (a) GLOBAL SECURITIES. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) CERTIFICATED SECURITIES. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

    2.2  AUTHENTICATION.

         The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $110.0 million and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $110.0 million except as provided in Section 2.6 of this Indenture.

    2.3  TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

         (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or
Section 2.08 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (b)  LEGEND.  (i)  Except as permitted by the following paragraphs
(ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

    "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE

    THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
    (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

         (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

         (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit I hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

         (c) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (d)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6,
6.11 and Section 9.5 of the Indenture).

         (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or
(b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

         (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (e) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.
The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    2.4  CERTIFICATED SECURITIES.

         (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                              [Global Securities Legend]


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTCI"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Securities Legend]

         "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),

OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                                                                       EXHIBIT A


                          [FORM OF FACE OF INITIAL SECURITY]


                              [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Securities Legend]

         "THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           INTERNATIONAL LOGISTICS LIMITED

                                     $110,000,000

                             9 3/4% Senior Notes Due 2007



No.                                              CUSIP No.

         INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation, promises to
pay to           , or registered assigns, the principal sum of
                                   on October 15, 2007.


         Interest Payment Dates: April 15 and October 15.

         Record Dates: April 1 and October 1.

         Additional provisions of this Security are set forth on the reverse side of this Security.

                                       INTERNATIONAL LOGISTICS LIMITED

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


Dated:        , 1997

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

FIRST TRUST NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:

-------------------------------
Authorized Signatory

                      [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                             9 3/4% SENIOR NOTE DUE 2007


1.  INTEREST

         INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from, October 29, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

         Initially, FIRST TRUST NATIONAL ASSOCIATION, a National banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.  INDENTURE

         The Company issued the Securities under an Indenture dated as of October 29, 1997 (the "Indenture"), among the Company the Subsidiary Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

         The Securities are general unsecured senior obligations of the Company limited to $110,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.  OPTIONAL REDEMPTION

         Except as set forth in the next paragraph, the Securities may not be redeemed prior to October 15, 2002. Thereafter, the Company may redeem as provided in, and subject to the terms of, the Indenture the Securities in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on October 15 of the years set forth below:


    Period                                       Percentage
    ------                                       ----------

    2002  . . . . . . . . . . . . . . . . .       104.875%
    2003  . . . . . . . . . . . . . . . . .       103.250%
    2004  . . . . . . . . . . . . . . . . .       101.625%
    2005 and thereafter . . . . . . . . . .       100.000%

         In addition, at any time and from time to time prior to October 15, 2000, the Company may redeem in the aggregate up to 35% of the principal amount of the Securities with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture; PROVIDED, HOWEVER, that at least $71.5 million aggregate principal amount of the Securities must remain outstanding after each such redemption.


6.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         In addition, in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase Securities at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.  CHANGE OF CONTROL

         Upon a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13. DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on any Security when due at its Stated Maturity, upon redemption pursuant to paragraphs 5 or 6 above, upon required repurchase, upon acceleration or otherwise, (iii) failure by the Company to comply with Article 5 of the Indenture; (iv) failure by the Company to comply for 30 days after the notice specified in the paragraph below with Section 4.3, 4.4, 4.6, 4.8 or 4.13 (other than a failure to purchase Securities when required under Section 4.8) of the Indenture; (v) failure by the Company to comply for 60 days after the Company receives the notice specified in the paragraph below with any of its other agreements in the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; and (viii) the rendering of any judgments or decrees for the payment of money in excess of $10.0 million, or its foreign equivalent at the time, is entered against the Company or any Significant Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof.

         A Default under clause (iv) or (v) of Section 6.1 of the Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14. GUARANTEE

         The obligations of the Company pursuant to the Securities, including the repurchase obligations resulting from a Change of Control, will be unconditionally guaranteed, on a senior unsecured basis, by each Subsidiary Guarantor.

15. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

17. GOVERNING LAW

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

20. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

         Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made as follows:

         If to the Company:

         International Logistics Limited
         330 S. Mannheim Road
         Hillside, Illinois  60162
         Attention: Chief Financial Officer


         If to the Trustee:

         First Trust National Association
         180 East Fifth Street
         St. Paul, Minnesota 55101
         Attention: Corporate Trust Trustee Administration

                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                            Your Signature:
         ----------------------                    -----------------------------
                                 Sign exactly as your name appears on
                                 the other side of this Security.


                          Signature Guarantee:
                                                   -----------------------------
                                       (Signature must be guaranteed)


         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities are owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

                                     [CHECK ONE]
                                     -----------

(1) __   to the Company or a Subsidiary thereof; or

(2) __ to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(5) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

       / /                   The transferee is an Affiliate of the Company.

Unless one of the items above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this

Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section
2.17 of the Indenture shall have been satisfied.

Dated:                             Signed:
        -------------------------         --------------------------------------
                                   (Sign exactly as your name appears
                                   on the other side of this Note)


Signature Guarantee:
                    ------------------------------------------------------------


                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
        -------------------------       ----------------------------------------
                                       NOTICE: To be executed by
                                                an executive officer

                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


Date of    Amount of        Amount of increase      Principal amount of     Signature
of au-
Exchange   decrease in      in Principal Amount     this Global Security    thorized
officer
           Principal        of this Global          following such          of Trust or
           Amount of this   Security                decrease or increase    Securities
           Global Security                                                  Custodian

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $


Date:                            Your Signature:
        -----------------------                   ------------------------------
                                 Sign exactly as your name appears on
                                 the other side of this Security.

                            Signature Guarantee:
                                                  ------------------------------
                                            (Signature must be guaranteed)

                                 [FORM OF GUARANTEE]


         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 29, 1997, among International Logistics Limited, a Delaware corporation, the Subsidiary Guarantors named therein and First Trust National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.


Date:

                                       THE BEKINS COMPANY


                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       LEP PROFIT INTERNATIONAL, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       ILLCAN, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       ILLSCOT, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       MATRIX INTERNATIONAL LOGISTICS, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                                       LIW HOLDINGS CORP.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       BEKINS VAN LINES CO.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       LEP FAIRS, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       AIR FREIGHT CONSOLIDATORS INTERNATIONAL,
                                       INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       BAY AREA MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       L.A. MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                                       SOUTHWEST MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:



                                       MATRIX CT., INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B
                         [FORM OF FACE OF EXCHANGE SECURITY]


                              [Global Securities Legend]


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                           INTERNATIONAL LOGISTICS LIMITED


                                     $110,000,000

                             9 3/4% Senior Notes Due 2007


No.                                              CUSIP No.

         INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation, promises to
pay to                      , or registered assigns, the principal sum of
               Dollars on October 15, 2007.

         Interest Payment Dates: April 15 and October 15.

         Record Dates: April 1 and October 1.

         Additional provisions of this Security are set forth on the reverse side of this Security.

                                            INTERNATIONAL LOGISTICS LIMITED


                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


Dated:         , 1997


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

FIRST TRUST NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:

---------------------------
Authorized Signatory

                      FORM OF REVERSE SIDE OF EXCHANGE SECURITY

                             9 3/4% SENIOR NOTE DUE 2007


1.  INTEREST

         INTERNATIONAL LOGISTICS LIMITED, a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from, October 29, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

         Initially, FIRST TRUST NATIONAL ASSOCIATION, a National banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.  INDENTURE

         The Company issued the Securities under an Indenture dated as of October 29, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

         The Securities are general unsecured senior obligations of the Company limited to $110,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.  OPTIONAL REDEMPTION

         Except as set forth in the next paragraph, the Securities may not be redeemed prior to October 15, 2002. On and after that date, the Company may redeem as provided in, and subject to the terms of, the Indenture the Securities in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) if redeemed during the 12-month period commencing on October 15 of the years set forth below:



    Period                                       Percentage
    ------                                       ----------

    2002  . . . . . . . . . . . . . . . . .       104.875%
    2003  . . . . . . . . . . . . . . . . .       103.250%
    2004  . . . . . . . . . . . . . . . . .       101.625%
    2005 and thereafter . . . . . . . . . .       100.000%

         In addition, at any time and from time to time prior to October 15, 2000 the Company may redeem in the aggregate up to 35% of the principal amount of the Securities with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture; PROVIDED, HOWEVER, that at least $71.5 million aggregate principal amount of the Securities must remain outstanding after each such redemption.

6.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         In addition, in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase Securities at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.  CHANGE OF CONTROL

         Upon a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13. DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on any Security when due at its Stated Maturity, upon redemption pursuant to paragraphs 5 or 6 above, upon required repurchase, upon acceleration or otherwise, (iii) failure by the Company to comply with Article 5 of the Indenture; (iv) failure by the Company to comply for 30 days after the notice specified in the paragraph below with Section 4.3, 4.4, 4.6, 4.8 or 4.13 (other than a failure to purchase Securities when required under Section 4.8) of the Indenture; (v) failure of the Company to comply for 60 days after the Company receives the notice specified in the paragraph below with any of its other agreements in the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; and (viii) the rendering of any judgments or decrees for the payment of money in excess of $10.0 million or its foreign equivalent at the time is entered against the Company or any Significant Subsidiary if such judgment or decree remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice thereof.

         A Default under clause (iv) or (v) of Section 6.1 of the Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the

Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

15. GUARANTEE

         The obligations of the Company pursuant to the Securities, including the repurchase obligations resulting from a Change of Control, will be unconditionally guaranteed, on a senior unsecured basis, by each Subsidiary Guarantor.

16. NO RECOURSE AGAINST OTHERS

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

17. HOLDER'S COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

         Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

18. GOVERNING LAW

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19. AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made as follows:

         If to the Company:

         International Logistics Limited
         330 S. Mannheim Road
         Hillside, Illinois  60162
         Attention: Chief Financial Officer

         If to the Trustee:

         First Trust National Association
         180 East Fifth Street
         St. Paul, Minnesota 55101
         Attention: Corporate Trust Trustee Administration

                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:                             Your Signature:
        ------------------------                   -----------------------------
                                  Sign exactly as your name appears on
                                  the other side of this Security.

                            Signature Guarantee:
                                                  ----
                                                 (Signature must be guaranteed)

                                 [FORM OF GUARANTEE]

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 29, 1997, among International Logistics Limited, a Delaware corporation, the Subsidiary Guarantors named therein and First Trust National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.


Date:

                                       THE BEKINS COMPANY

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       LEP PROFIT INTERNATIONAL, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       ILLCAN, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       ILLSCOT, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       MATRIX INTERNATIONAL LOGISTICS, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                                       LIW HOLDINGS CORP.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       BEKINS VAN LINES CO.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       LEP FAIRS, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       AIR FREIGHT CONSOLIDATORS INTERNATIONAL,
                                            INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       BAY AREA MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       L.A. MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                                       SOUTHWEST MATRIX, INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:


                                       MATRIX CT., INC.

                                       By
                                            -----------------------------------
                                            Name:
                                            Title:

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $


Date:                              Your Signature:
        -------------------------                   ----------------------------
                                   Sign exactly as your name appears on
                                   the other side of this Security.

                             Signature Guarantee:
                                                   -------
                                                 (Signature must be guaranteed)


                                         B-1